Exhibit 99.1

Walgreens Boots Alliance and Microsoft establish strategic partnership to transform health care delivery

Companies aim to improve health outcomes and lower overall costs with enhanced digital and retail experiences and an R&D commitment to build health care solutions through seven-year agreement

DEERFIELD, Ill., and REDMOND, Wash. — Jan. 15, 2019 — Walgreens Boots Alliance Inc. (WBA) and Microsoft Corp. have joined forces to develop new health care delivery models, technology and retail innovations to advance and improve the future of health care. The companies will combine the power of Microsoft Azure, Microsoft’s cloud and AI platform, health care investments, and new retail solutions with WBA’s customer reach, convenient locations, outpatient health care services and industry expertise to make health care delivery more personal, affordable and accessible for people around the world.

Current health care systems are a complex combination of public- and private-sector organizations, providers, payors, pharmaceutical companies and other adjacent players. While there has been innovation in pockets of health care, there is both a need and an opportunity to fully integrate the system, ultimately making health care more convenient to people through data-driven insights. This is what brought WBA and Microsoft together. Through this strategic partnership, the companies will deliver innovative platforms that enable next-generation health networks, integrated digital-physical experiences and care management solutions.

“Improving health outcomes while lowering the cost of care is a complex challenge that requires broad collaboration and strong partnership between the health care and tech industries,” said Satya Nadella, CEO, Microsoft. “Together with Walgreens Boots Alliance, we aim to deliver on this promise by putting people at the center of their health and wellness, combining the power of the Azure cloud and AI technology and Microsoft 365 with Walgreens Boots Alliance’s deep expertise and commitment to helping communities around the world lead healthier and happier lives.”

As part of the strategic partnership, the companies have committed to a multiyear research and development (R&D) investment to build health care solutions, improve health outcomes and lower the cost of care. This investment will include funding, subject-matter experts, technology and tools. The companies will also explore the potential to establish joint innovation centers in key markets. Additionally, in 2019 WBA will pilot up to 12 store-in-store “digital health corners” aimed at the merchandising and sale of select health care-related hardware and devices.

“Our strategic partnership with Microsoft demonstrates our strong commitment to creating integrated, next-generation, digitally enabled health care delivery solutions for our customers, transforming our stores into modern neighborhood health destinations and expanding customer offerings,” said Stefano Pessina, executive vice chairman and chief executive officer of WBA. “WBA will work with Microsoft to harness the information that exists between payors and health care providers to leverage, in the interest of patients and with their consent, our extraordinary network of accessible and convenient locations to deliver new innovations, greater value and better health outcomes in health care systems across the world.”

Connected, consumer-centric health care delivery and management platform

The companies will focus on connecting WBA stores and health information systems to people wherever they are through their digital devices. This will allow people to access health care services, such as virtual care — when, where and how they need it.

The integration of information will enable valuable insights based on data science and artificial intelligence (AI) that can allow for fundamental improvements such as supporting the transition of health care data into more community-based locations and sustainable transformation in health care delivery.

Working with patients’ health care providers, the companies will proactively engage their patients to improve medication adherence, reduce emergency room visits and decrease hospital readmissions. Core to this model is data privacy, security and consent, which will be fundamental design principles, underscored by Microsoft’s investments in building a trusted cloud platform.

By better connecting people, providers and the systems in which they work, the industry will be able to provide better quality patient care.

Personalized health care services

WBA and Microsoft will also focus on enabling more personalized health care experiences from preventative self-care to chronic disease management. WBA will pursue lifestyle management solutions in areas such as nutrition and wellness via customers’ delivery method of choice, including digital devices and digital applications or in-store expert advice.

Through a combination of dedicated R&D and external partnerships, a suite of chronic disease management and patient engagement applications are planned for development, alongside a portfolio of connected Internet of Things (IoT) devices for nonacute chronic care management, delivered by Microsoft’s cloud, AI and IoT technologies.

Collaborating with payors, providers and pharmaceutical manufacturers to implement solutions to improve health outcomes at lower cost

Additionally, the companies will work to build a seamless ecosystem of participating organizations to better connect consumers, providers — including Walgreens and Boots pharmacists — pharmaceutical manufacturers and payors. Microsoft and WBA will leverage each other’s market research and identify the right partners to develop solutions.

For example, major health care delivery network participation will provide the opportunity for people to seamlessly engage in WBA health care solutions and acute care providers all within a single platform.

WBA to transition its IT platforms to Microsoft

Through this agreement, Microsoft becomes WBA’s strategic cloud provider, and WBA plans to migrate the majority of the company’s IT infrastructure onto Microsoft Azure. This will include new transformational platforms in retail, pharmacy and business services, new capability in data and analytics, as well as certain legacy applications and systems. The company also plans to roll out Microsoft 365 to more than 380,000 employees and stores globally, empowering them with the tools for increased productivity, advanced security, internal collaboration and customer engagement.

WBA’s transition to Microsoft’s platform will enable WBA to accelerate its speed to market, gain deeper customer understanding and insights, and ultimately provide better and more personalized care, products and services to its customers and communities. In addition, the move to Microsoft Azure accelerates the modernization and cost effectiveness of technology across WBA.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise and the largest retail pharmacy, health and daily living destination across the U.S. and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25 countries and employ more than 415,000 people.

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7, Soap & Glory, Liz Earle, Sleek MakeUP and Botanics.

Walgreens Boots Alliance is proud to be a force for good, leveraging many decades of experience and its international scale, to care for people and the planet through numerous social responsibility and sustainability initiatives that have an impact on the health and wellbeing of millions of people.

More company information is available at www.walgreensbootsalliance.com.

(WBA-GEN)

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

All statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those related to the timing and effectiveness of collaboration plans, the ability to realize the anticipated benefits of the collaboration, competitive actions in the marketplace, and the ability to achieve anticipated financial and operating results in the amounts and at the times anticipated, as well as those described in Item 1A (Risk Factors) of Walgreens Boots Alliance, Inc.’s Form 10-K for its fiscal year ended August 31, 2018, Microsoft Corporation’s Form 10-K for its fiscal year ended June 30, 2018 and subsequent documents that Walgreens Boots Alliance, Inc. and Microsoft Corporation file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially. These forward-looking statements speak only as of the date they are made. Except to the extent required by law, each of Walgreens Boots Alliance, Inc. and Microsoft Corporation does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777 rrt@we-worldwide.com

Walgreens Boots Alliance Media Relations, Jim Cohn, (224) 565-1967, jim.cohn@walgreens.com

Walgreens Boots Alliance Investors: Gerald Gradwell, Jay Spitzer, (847) 315-2922

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